HOLLYER BRADY BARRETT & HINES LLP
                                551 Fifth Avenue
                               New York, NY 10176

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494

                                       April 27, 2007




To the Trustees of Aquila Three Peaks High Income Fund


     We consent to the incorporation by reference into Post- Effective Amendment No. 20 under the 1933 Act and Amendment No. 32 under the 1940 Act of our opinion dated May 31, 2006.

                                        Hollyer Brady Barrett & Hines LLP


                                          /s/ William L.D. Barrett

                                         By------------------------------
                                                    Partner